SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 6-K
Report of Foreign Issuer
Pursuant to Rule 13a-16 or 15d-16 of
the Securities Exchange Act of 1934

June 1, 2010
EQUAL ENERGY LTD.
(Name of registrant)
Suite 2700, 500-4th Avenue S.W.
Calgary, Alberta, Canada
T2P 2V6
(Address of Principal Executive Offices)
Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:
     Form 20-F ☐      Form 40-F ☑
Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐
Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

On May 31, 2010 Enterra Energy Trust (“Enterra”) completed a court-approved statutory plan of arrangement (the “Arrangement”) pursuant to which unitholders in Enterra exchanged their trust units in Enterra for common shares of Equal Energy Ltd. (“Equal”), which immediately prior to the consummation of the Arrangement was a newly-formed wholly-owned subsidiary of Enterra. Equal has the same assets, liabilities, directors, management and employees that Enterra had prior to the Arrangement. The Arrangement was effected pursuant to Section 193 of the Business Corporations Act (Alberta). Pursuant to the Arrangement, among other things, each issued and outstanding trust unit of Enterra was exchanged for one-third of one newly issued common share of Equal.
As part of the Arrangement, Equal adopted (i) a stock option plan on terms substantially similar to the terms of the trust unit option plan in place and (ii) a long-term incentive plan on terms substantially similar to the terms of the long-term incentive plan in place with regard to trust units of Enterra immediately prior to the closing of the Arrangement.
The trust units of Enterra were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Arrangement, the Equal common shares will be deemed registered under Section 12(b) of the Exchange Act with Equal as a successor issuer to Enterra pursuant to Rule 12g-3(a) of the Exchange Act. The Equal shares are listed on the New York Stock Exchange (“NYSE”) and on the Toronto Stock Exchange (“TSX”) and trade on each of the NYSE and the TSX under the ticker symbol “EQU”. This Form 6-K is being submitted by Equal to the Securities and Exchange Commission as notice that Equal is the successor issuer to Enterra under Rule 12g-3 under the Exchange Act, as required by Rule 12g-3(f).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EQUAL ENERGY LTD.
Date: June 1, 2010	By:	/s/ Blaine Boerchers
		Name:	Blaine Boerchers
		Title:	Senior Vice President, Finance and Chief Financial Officer